EXHIBIT 5.1
















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                                   September  11,  1997
INDIVIDUAL,  INC.
8  New  England  Executive  Park  West
Burlington,  MA  01803

RE:            Registration  Statement  on  Form  S-3
      Relating  to  1,689,530  shares  of  Common  Stock
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Dear  Sir  or  Madam:
     We are counsel to INDIVIDUAL, INC., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 1,639,530 outstanding shares of the Company's Common Stock, $.01 par value per share (the "Shares") and an aggregate of 50,000 shares of the Company's Common Stock, $.01 par value per share (the "Warrant Shares") which are issuable upon exercise of a Common Stock Purchase Warrant (the "Warrant") more particularly described in the Registration Statement and filed as an Exhibit thereto.

     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares and the Warrant. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable, and upon exercise of the Warrant in accordance with its terms and conditions and payment as therein provided, the Warrant Shares will have been legally issued and will be fully paid and non-assessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters." Very truly yours,
/s/  Testa,  Hurwitz  &  Thibeault,  LLP
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Testa,  Hurwitz  &  Thibeault,  LLP